(g)(4)(iv)

May 1, 2019

Ms. Katherine Dinella

Vice President

The Bank of New York Mellon — Securities Lending

101 Barclay Street, 4th Floor

New York, NY  10286

Dear Ms. Dinella:

Pursuant to the terms and conditions of the Securities Lending Agreement and Guaranty, dated August 7, 2003, and the Subscription Agreement for Registered Investment Companies, dated August 8, 2003, (together, the “Agreements”), we hereby notify you of changes to the Amended Exhibit A to the Agreements, effective on May 1, 2019.  This Amended Exhibit A supersedes the previous Amended Exhibit A dated July 14, 2017.

The Amended Exhibit A has been updated: 1) to reflect the recent name changes for VY® Franklin Income Portfolio to Voya Balanced Income Portfolio, VY® Templeton Foreign Equity Portfolio to Voya International High Dividend Low Volatility Portfolio, Voya Global High Dividend Low Volatility Fund to Voya International High Dividend Low Volatility Fund, Voya Capital Allocation Fund to Voya Global Multi-Asset Fund, and Voya Global Target Payment Fund to Voya Global Diversified Payment Fund; 2) to reflect the removal of Voya Diversified International Fund, Voya Multi-Manager Large Cap Core Portfolio, and VY® FMR Diversified Mid Cap Portfolio, because these series recently merged away or liquidated; and 3) to reflect new account numbers for Voya Asia Pacific High Dividend Equity Income Fund, Voya Balanced Income Portfolio, Voya Emerging Markets High Dividend Equity Fund, Voya Global Advantage and Premium Opportunity Fund, Voya Global Equity Dividend and Premium Opportunity Fund, Voya Global Equity Dividend Fund, Voya International High Dividend Equity Income Fund, and Voya International High Dividend Low Volatility Portfolio.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

Please signify your acceptance to provide services under the Agreements with respect to the Funds by signing below.  If you have any questions, please contact me at (480) 477-2190.

Sincerely,

By:	/s/ Todd Modic
Name:	Todd Modic
Title:	Senior Vice President
Voya Asia Pacific High Dividend Equity Income Fund
Voya Emerging Markets High Dividend Equity Fund
Voya Global Advantage and Premium Opportunity Fund
Voya Global Equity Dividend and Premium Opportunity Fund
Voya International High Dividend Equity Income Fund
Voya Investors Trust
Voya Mutual Funds
Voya Partners, Inc.
Voya Series Fund, Inc.

ACCEPTED AND AGREED TO:
The Bank of New York Mellon

By:	/s/ William P. Kelly
Name:	William P. Kelly
Title:	Managing Director	, Duly Authorized

/s/ Lawrence J. Mannix
Lawrence J. Mannix
Managing Director

2

AMENDED EXHIBIT A

with respect to the

SECURITIES LENDING AGREEMENT AND GUARANTY AND

SUBSCRIPTION AGREEMENT FOR REGISTERED INVESTMENT COMPANIES

Fund	BNY Account Number (domestic/global)
	Effective Prior to May 6, 2019	Effective May 6, 2019
Voya Asia Pacific High Dividend Equity Income Fund	470269	Composite – 405906 Equity Sleeve – 405907 Derivatives Sleeve – 405909

Voya Balanced Portfolio, Inc.
Voya Balanced Portfolio	464428

	Effective Prior to May 6, 2019	Effective May 6, 2019
Voya Emerging Markets High Dividend Equity Fund	471840	Composite – 405899 Equity Sleeve – 405901 Derivatives Sleeve – 405904
Voya Equity Trust
Voya Large-Cap Growth Fund	464733
Voya Large Cap Value Fund	471164
Voya MidCap Opportunities Fund	464741
Voya Multi-Manager Mid Cap Value Fund	Composite – 472138 Hahn Sleeve – 472391 LSV Sleeve – 473941 Wellington Sleeve – 472393 VIL Sleeve – 941479
Voya Real Estate Fund	464746
Voya SmallCap Opportunities Fund	464743
Voya SMID Cap Growth Fund	473002
Voya U.S. High Dividend Low Volatility Fund	473010

Voya Funds Trust
Voya GNMA Income Fund	464012
Voya High Yield Bond Fund	464010
Voya Intermediate Bond Fund	464006
Voya Short Term Bond Fund	473565
Voya Strategic Income Opportunities Fund	473423

BNY Account Number (domestic/global)
Fund	Effective Prior to May 6, 2019	Effective May 6, 2019
Voya Global Advantage and Premium Opportunity Fund	Domestic – 464792 Global – 464790 Composite – 464791	Composite – 405880 Equity Sleeve – 405883 Derivatives Sleeve – 405886

	Effective Prior to May 6, 2019	Effective May 6, 2019
Voya Global Equity Dividend and Premium Opportunity Fund	464767	Composite – 405889 Equity Sleeve – 405890 Derivatives Sleeve – 405892

Voya Government Money Market Portfolio	464412

Voya Infrastructure, Industrials and Materials Fund	Equity – 471149 Composite – 471153 Derivative – 471155

Voya Intermediate Bond Portfolio	464400

	Effective Prior to May 6, 2019	Effective May 6, 2019
Voya International High Dividend Equity Income Fund	Composite – 471085 VIM – 471086 NNIP Europe – 471088 Asia Sleeve – 471090	Composite – 405893 Equity Sleeve – 405895 Derivatives Sleeve – 405898

	Effective Prior to April 29, 2019	Effective April 29, 2019
Voya Investors Trust
Voya Balanced Income Portfolio	464703	Composite – 405867 SIO – 405868 US HDLV – 405870 INTL HDLV – 405871 MASS – 405872
VY® BlackRock Inflation Protected Bond Portfolio	470551
VY® Clarion Global Real Estate Portfolio	464280

Fund	BNY Account Number (domestic/global)
VY® Clarion Real Estate Portfolio	058086
Voya Global Perspectives® Portfolio	473354
Voya Government Liquid Assets Portfolio	058081
Voya High Yield Portfolio	464018
VY® Invesco Growth and Income Portfolio	058090
VY® JPMorgan Emerging Markets Equity Portfolio	058096
VY® JPMorgan Small Cap Core Equity Portfolio	279610
Voya Large Cap Growth Portfolio	464706
Voya Large Cap Value Portfolio	470567
Voya Limited Maturity Bond Portfolio	058082
VY® Morgan Stanley Global Franchise Portfolio	279605
Voya Retirement Conservative Portfolio	471092
Voya Retirement Growth Portfolio	464996
Voya Retirement Moderate Growth Portfolio	464994
Voya Retirement Moderate Portfolio	464992
VY® T. Rowe Price Capital Appreciation Portfolio	058084
VY® T. Rowe Price Equity Income Portfolio	058087
VY® T. Rowe Price International Stock Portfolio	464576
VY® Templeton Global Growth Portfolio	058095
Voya U.S. Stock Index Portfolio	464701

Voya Mutual Funds
Voya CBRE Global Infrastructure Fund	939952
Voya CBRE Long/Short Fund	939953
Voya Diversified Emerging Markets Debt Fund	473424
Voya Global Bond Fund	464773
Voya Global Corporate Leaders® 100 Fund	473004

	Effective Prior to May 6, 2019	Effective May 6, 2019
Voya Global Equity Dividend Fund	464751	405876
Voya Global Equity Fund	464218
Voya Global Perspectives® Fund	473352
Voya Global Real Estate Fund	464220
Voya International High Dividend Low Volatility Fund	473009
Voya International Real Estate Fund	464298
Voya Multi-Manager Emerging Markets Equity Fund	Composite – 472158 JPM Sleeve – 472392 Delaware Sleeve – 472394 Van Eck Sleeve – 473280 VIL Sleeve – 941478
Voya Multi-Manager International Equity Fund	Composite – 472499 Baillie Gifford Sleeve – 472492 Lazard Sleeve – 473411 Polaris Sleeve – 941469 VIL Sleeve – 941476 Wellington Sleeve – 941468

Fund	BNY Account Number (domestic/global)
Voya Multi-Manager International Factors Fund	Composite – 472496 VIL Sleeve – 941482 PanAgora Sleeve – 938465 Voya IM Sleeve – 941467
Voya Multi-Manager International Small Cap Fund	Composite – 464301 Acadian Sleeve – 464216 Victory Sleeve – 472970 VIL Sleeve – 941477 Wellington Sleeve - 471162
Voya Russia Fund	464208

Voya Natural Resources Equity Income Fund	464763

Voya Partners, Inc.
VY® American Century Small-Mid Cap Value Portfolio	464515/464521 Composite – 464501
VY® Baron Growth Portfolio	464504
VY® Columbia Contrarian Core Portfolio	464546
VY® Columbia Small Cap Value II Portfolio	Team II, Sleeve 1 – 464785 Team I, Sleeve II – 471330 Composite – 471329
Voya Global Bond Portfolio	464548
Voya Index Solution 2020 Portfolio	472397
Voya Index Solution 2025 Portfolio	471154
Voya Index Solution 2030 Portfolio	472495
Voya Index Solution 2035 Portfolio	471158
Voya Index Solution 2040 Portfolio	472399
Voya Index Solution 2045 Portfolio	471159
Voya Index Solution 2050 Portfolio	472493
Voya Index Solution 2055 Portfolio	471368
Voya Index Solution 2060 Portfolio	472157
Voya Index Solution Income Portfolio	471151

	Effective Prior to May 1, 2019	Effective May 1, 2019
Voya International High Dividend Low Volatility Portfolio	464200	405916
VY® Invesco Comstock Portfolio	464512
VY® Invesco Equity and Income Portfolio	464536
VY® JPMorgan Mid Cap Value Portfolio	464506
VY® Oppenheimer Global Portfolio	464508
VY® Pioneer High Yield Portfolio	464032
Voya Solution 2020 Portfolio	472588
Voya Solution 2025 Portfolio	464594
Voya Solution 2030 Portfolio	472590
Voya Solution 2035 Portfolio	464596
Voya Solution 2040 Portfolio	472398
Voya Solution 2045 Portfolio	464574
Voya Solution 2050 Portfolio	472589
Voya Solution 2055 Portfolio	471370
Voya Solution 2060 Portfolio	472798

Fund	BNY Account Number (domestic/global)
Voya Solution Aggressive Portfolio	473350
Voya Solution Balanced Portfolio	471083
Voya Solution Conservative Portfolio	471928
Voya Solution Income Portfolio	464586
Voya Solution Moderately Aggressive Portfolio	471926
Voya Solution Moderately Conservative Portfolio	471082
VY® T. Rowe Price Diversified Mid Cap Growth Portfolio	464534
VY® T. Rowe Price Growth Equity Portfolio	464530

Voya Separate Portfolios Trust
Voya Emerging Markets Corporate Debt Fund	472953
Voya Emerging Markets Hard Currency Debt Fund	472951
Voya Emerging Markets Local Currency Debt Fund	472952
Voya Investment Grade Credit Fund	470568
Voya Securitized Credit Fund	Composite – 473623 AB Sleeve – 473626 CMB Sleeve – 473624 Overlay Sleeve – 473628 RMB Sleeve – 473625
Voya Target In-Retirement Fund	473564
Voya Target Retirement 2020 Fund	473556
Voya Target Retirement 2025 Fund	473557
Voya Target Retirement 2030 Fund	473558
Voya Target Retirement 2035 Fund	473559
Voya Target Retirement 2040 Fund	473560
Voya Target Retirement 2045 Fund	473561
Voya Target Retirement 2050 Fund	473562
Voya Target Retirement 2055 Fund	473563
Voya Target Retirement 2060 Fund	473566

Voya Series Fund, Inc.
Voya Corporate Leaders® 100 Fund	471161
Voya Global Diversified Payment Fund	471174
Voya Global Multi-Asset Fund	464722
Voya Government Money Market Fund	464064
Voya Mid Cap Research Enhanced Index Fund	464727
Voya Small Company Fund	464729

Voya Strategic Allocation Portfolios, Inc.
Voya Strategic Allocation Conservative Portfolio	464420
Voya Strategic Allocation Growth Portfolio	464418
Voya Strategic Allocation Moderate Portfolio	464416

Voya Variable Funds
Voya Growth and Income Portfolio	464402

Voya Variable Insurance Trust
VY® Goldman Sachs Bond Portfolio	473294

Fund	BNY Account Number (domestic/global)
Voya Variable Portfolios, Inc.
Voya Australia Index Portfolio	472489
Voya Emerging Markets Index Portfolio	472592
Voya Euro STOXX 50® Index Portfolio	471356
Voya FTSE 100 Index® Portfolio	471369
Voya Global Equity Portfolio	471145
Voya Hang Seng Index Portfolio	471349
Voya Index Plus LargeCap Portfolio	464406
Voya Index Plus MidCap Portfolio	464408
Voya Index Plus SmallCap Portfolio	464410
Voya International Index Portfolio	471167
Voya Japan TOPIX Index® Portfolio	471417
Voya Russell™ Large Cap Growth Index Portfolio	471346
Voya Russell™ Large Cap Index Portfolio	471172
Voya Russell™ Large Cap Value Index Portfolio	471352
Voya Russell™ Mid Cap Growth Index Portfolio	471354
Voya Russell™ Mid Cap Index Portfolio	471168
Voya Russell™ Small Cap Index Portfolio	471166
Voya Small Company Portfolio	464414
Voya U.S. Bond Index Portfolio	471169

Voya Variable Products Trust
Voya MidCap Opportunities Portfolio	464444
Voya SmallCap Opportunities Portfolio	464450